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Exhibit 5

March 11, 2004

Allied Motion Technologies Inc.
23 Inverness Way East, Suite 150
Englewood, Colorado 80112

  Re:
  Registration Statement on Form S-4

Ladies and Gentlemen:

        We have acted as counsel to Allied Motion Technologies Inc., a Colorado corporation (the "Company"), in connection with the preparation and filing of the Registration Statement on Form S-4 of the Company (the "Registration Statement") relating to up to (i) 532,200 shares of the Company's common stock, no par value per share (the "Common Stock"), (ii) 300,000 warrants to purchase Common Stock (the "Warrants"), and (iii) $500,000 in subordinated notes (the "Subordinated Notes"), to be issued by the Company in connection with the merger of Owosso Corporation, a Pennsylvania corporation, with and into AMOT, Inc., a Pennsylvania corporation and indirect, wholly owned subsidiary of the Company.

        Our opinions herein are subject to the following qualifications:

          A.    In rendering these opinions, we have reviewed such records of the Company as we have deemed necessary in order to enable us to furnish our opinions, including but not limited to the following records: (1) the Registration Statement; (2) the Company's Articles of Incorporation, as amended; (3) the Company's Bylaws, as amended; and (4) the records of corporate proceedings of the Company.

          B.    Our opinions are based solely on the federal laws of the United States of America, the laws of the State of New York and the Business Corporation Act of the State of Colorado.

          C.    We have assumed without investigation (I) that each signature on any document executed in connection with this transaction is genuine, (II) the authenticity of all documents submitted to us as originals and the conformity to the authentic original documents of all documents submitted to us as copies or facsimile, (III) the legal capacity of each natural person, and (IV) that each document upon which we opine has been duly authorized, executed and delivered and is a legal, valid and binding obligation of each party thereto other than the Company and is enforceable against each such other person in accordance with its terms.

          D.    The validity, binding effect or enforceability of any document or any provision thereof may be limited or otherwise affected by (I) bankruptcy, insolvency, involuntary liquidation, fraudulent conveyance, reorganization, moratorium or other similar laws or regulations, (II) equitable principles affecting the enforcement of creditors' rights in general or (III) the unavailability of, or any limitation upon the availability of, any particular right or remedy because of the discretion of a court, the principle of election of remedies or any requirement as to commercial reasonableness, conscionability or good faith. Furthermore, we express no opinion concerning the validity, binding effect or enforceability of any provision of any document that purports to provide for rights of indemnification or contribution for liabilities under federal or state securities laws.

          E.    Any opinion concerning the validity, binding effect or enforceability of any document (I) means that (a) that document constitutes a contract under applicable law, (b) that document is not invalid in its entirety under applicable law because of a specific statutory prohibition or public policy and is not subject in any material respect to a contractual defense under applicable law and (c) subject to the other qualifications of this letter, a remedy or remedies are available under applicable law substantially enforcing the effect of that document if the person concerning whom that opinion is given is in material default under that document but (II) does not mean that (a) any particular remedy is available under applicable law or (b) every provision of that document will be upheld or enforced.

        Subject to the foregoing, we are of the opinion that:

          1.     Upon the issuance of the Common Stock by the Company pursuant to the Registration Statement, the shares of the Common Stock will be duly authorized for issuance by all necessary corporate action and, upon the issuance thereof in accordance with its terms, the Common Stock will be legally issued, fully paid and non-assessable.

          2.     Upon the issuance of the Warrants by the Company pursuant to the Registration Statement, the Warrants will constitute the valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms. The Common Stock issuable upon exercise of the Warrants will be, when issued and paid for in accordance with the terms of the Warrants, duly authorized, legally issued, fully paid and non-assessable.

          3.     Upon the issuance of the Subordinated Notes by the Company pursuant to the Registration Statement, the Subordinated Notes will constitute the valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

        We consent to the filing of this opinion letter as an exhibit to the Registration Statement.

                      Very truly yours,

                      /s/ JAECKLE FLEISCHMANN & MUGEL, LLP

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  Exhibit 5